UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36878	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

600 Luckie Drive, Suite 350

Birmingham, Alabama 35223

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                                                                      Emerging growth company                   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                       ☐

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On April 1, 2019, pursuant to the Agreement and Plan of Merger, dated as of November 23, 2018 (the “Merger Agreement”), by and between National Commerce Corporation, a Delaware corporation (“NCOM”), and CenterState Bank Corporation, a Florida corporation (“CSFL”), NCOM merged with and into CSFL (the “Merger”), with CSFL as the surviving entity in the Merger. Immediately following the Merger, NCOM’s wholly owned subsidiary bank, National Bank of Commerce (“NBC”), merged with and into CenterState Bank, N.A. (“CenterState Bank”), with CenterState Bank as the surviving national bank subsidiary of CSFL.

Pursuant to the terms and conditions set forth in the Merger Agreement, NCOM’s stockholders received 1.65 (the “Exchange Ratio”) shares of CSFL common stock for each outstanding share of NCOM common stock held immediately prior to the effective time of the Merger (12:01 a.m. Eastern Time on April 1, 2019) (the “Effective Time”), with cash payable in lieu of any fractional shares (the “Merger Consideration”). Each option or warrant to purchase shares of NCOM common stock was assumed by CSFL according to its terms and was converted into an option or warrant, as applicable, to purchase the number of shares of CSFL common stock equal to the product obtained by multiplying the Exchange Ratio by the number of shares of NCOM common stock that such NCOM stock option or warrant, as applicable, entitled the holder thereof to purchase, at an exercise price equal to the quotient obtained by dividing the exercise price per share of the NCOM stock option or warrant, as applicable, by the Exchange Ratio. The deferrals of NCOM common stock representing equity awards and director fees credited to participant accounts under the National Commerce Corporation Deferral of Compensation Plan were converted into the right to receive the Merger Consideration in respect of each such deferred share, net of withholding taxes. Immediately prior to the Effective Time, the outstanding performance share awards with respect to shares of NCOM common stock for the four-year performance periods ending on December 31, 2019, 2020 and 2021, all of which were to be measured over a performance period that was not completed prior to the Effective Time, vested in the amounts determined by the Compensation Committee of the NCOM board of directors in accordance with the applicable award agreements and the Merger Agreement. These performance share awards were cancelled at the Effective Time in exchange for the right to receive the Merger Consideration in respect of each share of NCOM common stock underlying the performance share awards, net of withholding taxes.

As a result of the Merger, CSFL will issue approximately 34,668,731 shares of CSFL common stock to former holders of NCOM common stock, which, based on the closing price of CSFL common stock on March 29, 2019, had a value of approximately $826 million.

Additionally, at the Effective Time, pursuant to the terms and conditions set forth in the Merger Agreement, CSFL assumed all rights and obligations of NCOM under and relating to (i) NCOM’s outstanding 6.0% Fixed-to-Floating Rate Subordinated Notes due June 1, 2026, in the aggregate principal amount of $25 million (the “6.0% Notes”), and (ii) NCOM’s outstanding 6.50% Fixed-to-Floating Subordinated Notes due June 30, 2027, in the aggregate principal amount of $13 million. In connection with the assumption by CSFL of all rights and obligations of NCOM under and relating to the 6.0% Notes, NCOM, CSFL and The Bank of New York Mellon Trust Company, N.A., as trustee, paying agent and registrar (the “Trustee”), entered into a Second Supplemental Indenture, which amends and supplements the Indenture, dated May 19, 2016, between NCOM and the Trustee, as amended and supplemented by the First Supplemental Indenture, dated May 19, 2016, between NCOM and the Trustee.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1.

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, NCOM requested that the Nasdaq Stock Market (“Nasdaq”) suspend trading of NCOM common stock on Nasdaq and remove NCOM common stock from listing on Nasdaq, in each case, prior to the opening of the market on April 1, 2019. NCOM also requested that Nasdaq file a notification of removal from listing of NCOM common stock on Form 25 with the U.S. Securities and Exchange Commission (the “SEC”). The Form 25 was filed by Nasdaq with the SEC on March 29, 2019.

NCOM intends to file a Form 15 with the SEC to request the deregistration of NCOM’s common stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the suspension of NCOM’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

The information set forth in Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03.     Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 and Item 3.01 is incorporated by reference into this Item 3.03.

Item 5.01.     Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated by reference into this Item 5.01.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, NCOM’s directors and executive officers ceased serving in such capacities. As of the Effective Time, John H. Holcomb, III, Richard Murray, IV and G. Ruffner Page, Jr., all former directors of NCOM and NBC, were appointed as directors of CSFL and CenterState Bank, and Mark L. Drew, also a former director of NCOM and NBC, was appointed as a director of CenterState Bank. Additionally, Mr. Murray, the former Chairman and Chief Executive Officer of NCOM, was appointed as the Chief Executive Officer of CSFL’s subsidiary bank, and William E. Matthews, V, the former President and Chief Financial Officer of NCOM, was appointed as the Chief Financial Officer of CSFL and CenterState Bank.

Item 9.01.     Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description of Exhibit
2.1*

Agreement and Plan of Merger, dated November 23, 2018, by and between National Commerce Corporation and CenterState Bank Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-36878), filed on November 26, 2018)

4.1	Second Supplemental Indenture, by and among National Commerce Corporation, CenterState Bank Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, Paying Agent and Registrar

* The registrant has omitted schedules to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Centerstate bank corporation,
as successor by merger to National Commerce Corporation

April 1, 2019	/s/ Jennifer L. Idell
Jennifer L. Idell
Executive Vice President and Chief Administrative Officer